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                                                                    EXHIBIT 10-3

                               EXELON CORPORATION
                           DEFERRED COMPENSATION PLAN
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                               EXELON CORPORATION
                           DEFERRED COMPENSATION PLAN

                                    ARTICLE I

                              Plan Merger; Purpose

      Commonwealth Edison Company, a wholly-owned subsidiary of Exelon Corporation (the "Company"), sponsored the Commonwealth Edison Company Excess Benefit Savings Plan, as established, effective August 1, 1994, as subsequently amended from time to time and as amended and restated, effective October 1, 1998, (the "Excess Savings Plan") to provide benefits to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and Department of Labor Regulation 29 CFR Section 2520.104-23 equal to the benefits that would be paid under the 401(k) Plan (as defined in Section 2.1(d)) it sponsored for the benefit of its employees and those of adopting employers but for the application of any of sections 401(a)(17), 402(g), 401(k), 401(m) or 415 of the Internal Revenue Code of 1986,
as amended (the "Code") and any other similar provisions set forth in the Code that limit or reduce such benefits (hereinafter collectively referred to as the "Limitations"), and, effective January 1, 1999, to provide for payment of deferred compensation to such employees. Effective as of October 20, 2000, the Company assumed sponsorship of the PECO Energy Company Deferred Compensation and Supplemental Pension Benefit Plan, as established effective November 1, 1981 and as subsequently amended from time to time (the "Deferred Compensation Plan") and the PECO Energy Company Management Group Deferred Compensation Plan, as established effective June 1, 1988 and as subsequently amended from time to time (the "Management Deferred Compensation Plan"), which were established in part to provide for payment of deferred compensation to a select group of management or highly compensated employees.

      Effective January 1, 2001, the Company assumed sponsorship of the Excess Savings Plan and further assumed the liabilities and obligations of PECO Energy Company with respect to those portions of the Deferred Compensation Plan and the Management Deferred Compensation Plan providing for the deferral of compensation, and the liabilities and obligations of Commonwealth Edison Company with respect to the Excess Savings Plan. Also effective January 1, 2001, (i) those portions of the Deferred Compensation Plan and the Management Deferred Compensation Plan that provided for the deferral of compensation are hereby merged into the Excess Savings Plan, and (ii) the Excess Savings Plan is hereby amended and restated to be the Exelon Corporation Deferred Compensation Plan, as set forth herein (the "Plan").

      The rights and benefits of any Participant whose employment terminates prior to January 1, 2001 shall be determined under the terms of whichever of the Deferred Compensation Plan, the Management Deferred Compensation Plan or the Excess Savings Plan, as applicable, such individual participated on the date of such termination of employment, as such plan was in effect on such date.
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      The purpose of the Plan is to restore to a select group of management or highly compensated employees (within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulation 29 CFR Section 2520.104-23) the benefits that would be paid under any 401(k) Plan sponsored by the Company or any Subsidiary that sponsors such a plan for the benefit of its employees but for the application of any of the Limitations, to provide for payment of deferred compensation to such employees, and to provide uniform rules and regulations of plan administration.

                                   ARTICLE II

                                   Definitions

      All capitalized terms used herein shall have the respective meanings set forth in Article I or below:

      (a) "Compensation" means, with respect to any Participant, such Participant's compensation taken into account under the Participant's 401(k) Plan for the Plan Year, except that the dollar limitation imposed on tax-qualified plans under section 401(a)(17) of the Code shall not apply.

      (b) "Eligible Employee" means, for any Plan Year, an individual who is an active employee of an Employer that has adopted the Plan, has been notified of his or her eligibility to participate in the Plan and who is:

            (i) an officer of an Employer;

            (ii) an employee whose classification on his or her Employer's payroll is at least Salary Band V or its equivalent; or

            (iii) an employee whose classification on his or her Employer's payroll is at least Salary Band V or its equivalent and who is or will become entitled to a lump sum payment under the Exelon Corporation Merger Separation Plan for Designated Management Employees or pursuant to an individual agreement between the individual and Unicom Corporation, or to benefits under any other severance pay plan that provides for such employee's participation hereunder.

      (c) "Employer" means the Company or any Subsidiary that, with the consent of the Company, has adopted the Plan.

      (d) "401(k) Plan" means, with respect to any Participant, the Exelon Corporation Employee Savings Plan or such other tax-qualified defined contribution plan adopted by the Participant's Employer which contains a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code).

      (e) "Matching Contribution Account" means the bookkeeping account established on behalf of a Participant pursuant to Section 5.2.


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      (f) "Participant" means an individual who has satisfied the participation requirements of Section 3.1 and has not terminated participation in the Plan pursuant to Section 3.2.

      (g) "Plan Administrator" means the individual or institution described in
      Section 8.1.

      (h) "Plan Year" means the calendar year.

      (i) "Retirement Account" means the bookkeeping account established on behalf of a Participant pursuant to Section 5.1.

      (j) "SERP" means any non-qualified supplemental pension plan maintained by an Employer, whether as an excess plan (within the meaning of Section 3(36) of ERISA) or a plan providing for deferred compensation for a select group of management or highly compensated employees (within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulation 29 CFR Section 2520.104-23).

      (k) "Subsidiary" means a corporation in which the Company owns, directly or indirectly, at least 50% of the combined voting power of all classes of stock entitled to vote.

                                   ARTICLE III

                          Eligibility and Participation

      3.1 Commencement of Participation. Each individual who was a participant under the Excess Savings Plan, the Deferred Compensation Plan or the Management Deferred Compensation Plan on December 31, 2000 shall become a Participant as of January 1, 2001. Any other Eligible Employee may, by filing an election in accordance with Article IV, become a Participant as of the effective date of such election.

      3.2 Termination of Participation. Each Participant shall remain a Participant until such individual is no longer entitled to benefits hereunder.

                                   ARTICLE IV

                                    Elections

      4.1 Excess 401(k) Contributions Election.

      (a) An individual who is an Eligible Employee with respect to a Plan Year may elect, in the manner specified by the Plan Administrator, to reduce his or her Compensation by an amount equal to the amount by which his or her pre-tax contributions to the 401(k) Plan for such Plan Year would exceed one or more of the Limitations if such contributions were made to the 401(k) Plan pursuant to the elections in effect thereunder with respect to such employee but without regard to such Limitations. An election under this Section 4.1(a) shall apply only with


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      respect to Compensation earned after the effective date of the election and the date on which the employee's before-tax contributions to the 401(k) Plan relating to such Compensation would exceed one or more of the Limitations.

      (b) An individual who is not an Eligible Employee but who is entitled to severance benefits payable as salary continuation under the Exelon Corporation Key Management Severance Plan, as amended from time to time, shall reduce such salary continuation benefits by an amount equal to any amount (in whole percentages) that could be expected as pre-tax contributions to the 401(k) Plan in which such individual participated prior to his or her severance date in accordance with the Eligible Employee's election filed prior to the year in which the severance date occurs.

      4.2 Base Salary Deferral Elections. An individual who is an Eligible Employee with respect to a Plan Year may elect, in the manner specified by the Plan Administrator, to defer receipt of a whole percentage (not exceeding 75%) of his or her base salary for such Plan Year. An election under this Section 4.2 shall apply only with respect to that portion of the employee's base salary for such Plan Year earned after the effective date of the election.

      4.3 Incentive Award Elections. An individual who is an Eligible Employee with respect to a Plan Year and who may become entitled during such Plan Year to receive (i) an award under any annual incentive plan of an Employer (or a business unit or department thereof), or (ii) an award that becomes payable under any retention incentive program maintained by the Company or any Employer, may elect, in the manner specified by the Plan Administrator, to defer receipt of all or a whole percentage of such annual incentive award, or the entire award under such retention incentive program.

      4.4 Severance Benefit Elections. An individual who is an Eligible Employee with respect to a Plan Year and who becomes entitled to benefits payable during such Plan Year in a lump sum under the Exelon Corporation Merger Separation Plan for Designated Management Employees, may elect, in the manner specified by the Plan Administrator, to defer receipt of such benefits.

      4.5 Supplemental Retirement Benefit Elections. An individual who is an Eligible Employee with respect to a Plan Year, who is entitled to benefits under a SERP upon his or her retirement from the Employers and who retires during such Plan Year, including retirement under any early retirement incentive arrangement, individual change-in-control separation agreement or nonrecurring reduction in force (including, without limitation, the Exelon Corporation Key Management Severance Plan, the Exelon Corporation Merger Separation Plan for Designated Management Employees and the PECO Energy Company Merger Separation Program) may elect, in the manner specified by the Plan Administrator, to defer receipt of such SERP benefits. An election under this Section 4.5 shall authorize the plan administrator for such SERP to credit the benefits otherwise payable to such Participant under such SERP to the Participant's Retirement Account under the Plan and shall constitute a waiver and release of the Participant's entitlement to such benefits under such SERP.

      4.6 Election Due Dates. An election under this Article IV shall be made
(i) with respect to the Plan Year in which an Eligible Employee first becomes eligible to


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participate in an Employer's severance plan or otherwise eligible to participate in the Plan, no later than 30 days after such individual becomes so eligible, and (ii) with respect to any other Plan Year, at such time as the Plan Administrator shall designate; provided, however that no election under this
Article IV shall be permitted later than December 31 of the calendar year preceding the year in which any amount subject to such election would otherwise become payable to the Participant.

      4.7 Irrevocability/Effect of Elections.An election under this Article IV with respect to any Plan Year shall become irrevocable on December 31 of the preceding Plan Year; provided, however, that an election made with respect to the deferral of base salary under Section 4.2 may be increased, but not decreased, during the Plan Year with respect to which it applies, but any such election shall be effective solely with respect to base salary earned after the effective date of such increased election. Any election under this Article IV shall authorize the Participant's Employer to reduce the compensation otherwise payable to the Participant in a manner consistent with such election.

                                    ARTICLE V

                                    Accounts

      5.1 Retirement Accounts. A Retirement Account shall be established on the books of the Company and each Subsidiary in the name and on behalf of each Participant who is an Eligible Employee of such Subsidiary. A Participant's Retirement Account shall be credited with (a) the amounts deferred by such individual pursuant to his or her elections under Article IV, as of the respective dates such amounts would have been paid to the Participant but for such elections, and (b) an amount equal to the aggregate amounts credited to such Participant's deferred compensation accounts under the Deferred Compensation Plan or the Management Deferred Compensation Plan immediately prior to January 1, 2001.

      5.2 Matching Contribution Accounts. A Matching Contribution Account shall be established on the books of the Company and each Subsidiary in the name and on behalf of each Participant who is an Eligible Employee of such Subsidiary who has made an election under Section 4.1. The Matching Contribution Account of a Participant who has filed an election pursuant to Section 4.1 for a Plan Year shall be credited with an amount equal to the amount by which the Participant's matching contributions (as defined in Section 401(m)(4)(A)(ii) of the Code) to the 401(k) Plan for such Plan Year would have exceeded one or more of the Limitations if such contributions were made to the 401(k) Plan pursuant to the elections in effect thereunder for such Participant but without regard to such Limitations. Such amounts shall be credited to the Participant's Matching Contribution Account as of the respective dates the related amounts would have been credited to the Participant's matching contributions account under the 401(k) Plan. The amounts credited to the Participant's Matching Contribution Account shall be credited as units of Exelon Corporation common stock valued as of the date on which such amounts are credited.

      5.3 Vesting. Amounts credited to a Participant's Retirement Account and Matching Contribution Account pursuant to the terms of the Plan shall be fully vested and not subject to forfeiture for any reason.


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      5.4 Earnings Elections. Each Participant's Retirement Account shall be divided into separate subaccounts with respect to each earnings election made by such Participant pursuant to this Section 5.5.

      (a) Investment Benchmarks. The Plan Administrator shall from time to time designate two or more investment benchmarks, the rates of return or loss of which, based upon a Participant's earnings elections, shall be used to determine the rate of return or loss to be credited to the subaccounts established within the Participant's Retirement Account pursuant to this
      Section 5.5. A Participant's earnings election shall specify the percentages of the Participant's Retirement Account allocated to the subaccounts with respect to each investment benchmark selected by the Participant in whole percentages. The investment benchmark for any Matching Contribution Account shall be the Exelon Stock Fund under the Exelon Corporation Employee Savings Plan or such other qualified defined contribution plan containing a qualified cash or deferred arrangement as may be maintained by the Company. The Company may in its discretion, but need not, actually invest assets of the Employers in accordance with the Participant's earnings elections.

      (b) Timing of Earnings Elections. Upon the commencement of participation in the Plan, each Participant shall designate, in the manner specified by the Plan Administrator, the whole percentage of the Participant's Retirement Account balance to be invested in each investment benchmark. Thereafter, a Participant may change his or her earnings election with respect to his or her Retirement Account at the times and in the manner specified by the Plan Administrator. A revised earnings election shall specify whether it applies to the then-balance of a Participant's Retirement Account, to the future amounts credited to the Participant's Retirement Account pursuant to Section 5.1, or both. No Participant shall be entitled to make an earnings election with respect to amounts credited to the Participant's Matching Contribution Account.

                                   ARTICLE VI

                                  Distributions

      6.1 Form of Distributions. Each Participant may elect to receive payment of his or her account balances hereunder in one of the following forms by filing an election in the manner specified by the Plan Administrator:

      (a) a lump sum;

      (b) a series of annual installments; provided that the maximum number of installments permitted to be elected with respect to a termination of employment shall be three (3), and the maximum number of installments permitted to be elected with respect to a retirement shall be 15; or

      (c) a combination of a partial lump sum and annual installments.


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Notwithstanding the foregoing, if the aggregate balance of the Participant's accounts hereunder does not exceed $5,000 as of the date of the Participant's termination of employment or retirement, such Participant's benefit hereunder shall be distributed in a lump sum. For purposes of this Section, a Participant who is receiving salary continuation pursuant to an Employer's severance plan shall be deemed to terminate employment as of the last day of the period for which such salary continuation is paid.

      6.2 Timing of Distributions. Except as otherwise provided in Section 6.3 or Section 6.4, the balance of a Participant's accounts hereunder shall be paid or commence to be paid in accordance with Section 6.1 as of April 1 of the calendar year following the calendar year in which the Participant terminates employment or retires. For this purpose, the termination of employment or retirement of any Participant who is receiving severance benefits in the form of salary continuation under a plan of the Company or any Subsidiary shall be deemed to occur on the last day of the period for which severance benefits are paid. In the case of a Participant who has elected annual installment payments, the remaining annual installments shall be paid as of each succeeding April 1. The amount of each installment payment shall be determined by dividing the balance of the Participant's accounts hereunder as of the March 31 immediately preceding such payment by the total number of installment payments remaining in the installment period elected by the Participant.

      6.3 Hardship Withdrawals. Notwithstanding the provisions of Section 6.1, a Participant who is an active employee of the Company or a Subsidiary may request a withdrawal from his or her accounts hereunder of an amount that is reasonably necessary to satisfy an unanticipated financial hardship, as determined by the Plan Administrator in its sole discretion and substantiated by such evidence as the Plan Administrator may reasonably require. Amounts withdrawn under this
Section 6.3 shall be withdrawn pro-rata from the Participant's Retirement Account and Matching Contribution Account, and thereafter from each subaccount established pursuant to the Participant's investment benchmark elections. The elections under Article IV of any Participant who receives a hardship withdrawal under this Section 6.3 shall be suspended for the remaining portion of the Plan Year in which the withdrawal occurred and the Plan Year immediately thereafter.

      6.4 Distributions in the Event of Death. If a Participant's employment is terminated on account of the Participant's death or the Participant dies after terminating employment but before distribution of his or her account balances hereunder has commenced, the balance of such accounts shall be distributed to the Participant's beneficiary determined pursuant to Section 6.5 in a single lump sum as soon as practicable following April 1 of the calendar year next following the Participant's death. If a Participant dies after installment distributions have commenced, such installment distributions shall continue, for the balance of the installment period previously elected by the Participant, to the Participant's beneficiary determined pursuant to Section 6.5.

      6.5 Beneficiaries. A Participant shall have the right to designate a beneficiary or beneficiaries and to amend or revoke such beneficiary designation at any time, in writing delivered to the Plan Administrator. Any such designation, amendment or revocation shall be effective upon receipt by the Plan Administrator. If a Participant does not designate a beneficiary under this Plan, or if no designated beneficiary survives the Participant, the Participant's estate shall be deemed to be the Participant's beneficiary hereunder.


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      6.6 Timing of Distribution Elections; Default Elections. A distribution election under Section 6.1 may be made or changed at any time; provided, however, that an election (or a change to a previous election) shall not be effective unless it is on file with the Plan Administrator as of December 1 of the calendar year preceding the year in which Participant's termination of employment or retirement occurs. If more than one such election is on file, the most recent election shall be controlling. If a Participant does not have a timely distribution election on file with the Plan Administrator, his or her accounts hereunder will be distributed in a series of annual installments over the maximum period permitted under Section 6.1 with respect to such termination of employment or retirement.

      6.7 Withholding. Notwithstanding any provision of this Plan to the contrary, amounts payable hereunder shall be reduced by any amounts required to be deducted or withheld by the Employers under federal or state law (or to the extent the Company determines, after consultation with its advisers, is appropriate), including income tax withholding.

      6.8 Facility of Payment. Whenever and as often as any Participant entitled to payments under the Plan shall be incompetent or, in the opinion of the Plan Administrator would fail to derive benefit from distribution of funds under the Plan, the Plan Administrator, in its sole and exclusive discretion, may direct that any or all payments hereunder be made (a) directly to or for the benefit of such Participant, (b) to the Participant's legal guardian or conservator; or (c) to relatives of the Participant. The decision of the Plan Administrator in such matters shall be final, binding and conclusive upon the Employers, the Participant and every other person or party interested or concerned. The Employers and the Plan Administrator shall not be under any duty to see to the proper application of such payments made to a Participant, conservator, guardian or relatives of a Participant.

                                   ARTICLE VII

                          Application of ERISA, Funding

      7.1 Application of ERISA. Amounts deferred pursuant to any election made under the Plan are intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a) (3) and 401 (a) (1) of ERISA and Department of Labor Regulation
Section 2520.104-23.

      7.2 Funding. The Plan shall not be a funded plan, and neither the Company nor any Subsidiary shall be under any obligation to set aside any funds for the purpose of making payments under this Plan. Any payments hereunder shall be made out of the general assets of the Employers and no Participant or beneficiary shall have any right to any specific assets.

      7.3 Trust. The Company may, but is not required to establish a trust for the purpose of administering assets of the Company and the Subsidiaries to be used for the purpose of satisfying their obligations under the Plan and those obligations formerly under the Excess Savings Plan, the Deferred Compensation Plan and the Management


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Deferred Compensation Plan which have been herein assumed by the Company. Any such trust shall be established in such manner so as to be a "grantor trust" of which the Company is the grantor, within the meaning of section 671 et. seq. of the Code. The existence of any such trust shall not relieve the Company or any Subsidiary of their liabilities under the Plan, but the obligation of the Employers under the Plan shall be deemed satisfied to the extent paid from the trust.

                                  ARTICLE VIII

                                 Administration

      8.1 Plan Administrator. The Plan shall be administered by the Director, HR Plans & Programs of the Company (the "Plan Administrator") or such other individual or individuals as may be designated by the Company. The Plan Administrator has the sole and absolute power and authority to interpret and apply the provisions of this Plan to a particular circumstance, make all factual and legal determinations, construe uncertain or disputed terms and make eligibility and benefit determinations in such manner and to such extent as the Plan Administrator in his or her sole discretion may determine. Benefits under the Plan will be paid only if the Plan Administrator decides, in his or her discretion, that an individual is entitled to such benefits. The Plan Administrator has the authority to delegate any of its duties or responsibilities.

      8.2 Claims Procedure. In accordance with the regulations of the U.S. Department of Labor, the Company shall (i) provide adequate notice in writing to any Participant or beneficiary whose claim for benefits is denied, setting forth the specific reasons for such denial and written in a manner calculated to be understood by such Participant or beneficiary and (ii) afford a reasonable opportunity to any Participant or beneficiary whose claim for benefits has been denied for a full and fair review by the Plan Administrator of the decision denying the claim.

      8.3 Expenses. All costs and expenses incurred in administering the Plan, including the expenses of the Plan Administrator, the fees of counsel and any agents of the Plan Administrator and other administrative expenses shall be paid by the Employers. The Plan Administrator, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense to be borne by a particular Employer.

      8.4 Indemnification. Neither the Plan Administrator nor any officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own willful misconduct or bad faith, and the Company shall indemnify and hold harmless such Plan Administrator, officers and employees from and against all claims, losses, damages, causes of action and expenses, including reasonable attorney fees and court costs, incurred in connection with such interpretation and administration of the Plan.


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                                   ARTICLE IX

                            Amendment and Termination

      The Company intends to maintain the Plan indefinitely. However, the Plan, or any provision thereof, may be amended, modified or terminated at any time by action of its Senior Vice President and Chief Human Resources Officer or such other senior officer to whom the Company has delegated amendment authority (without regard to any limitations imposed on such powers by the Code or ERISA), except that no such amendment or termination shall reduce or cancel the amount credited to the accounts of any Participant hereunder immediately prior to the date of such amendment or termination. Upon the termination of the Plan, all account balances hereunder shall be promptly paid to Participants or their beneficiaries.

                                    ARTICLE X

                                  Miscellaneous

      10.1 FICA Taxes. For each calendar year in which a Participant's Compensation is reduced pursuant to this Plan, his or her Employer shall withhold from the Participant's compensation which is not deferred pursuant to an election made hereunder the taxes imposed under Section 3121 of the Code in respect of amounts credited to the Participant's accounts hereunder for such year.

      10.2 Nonassignment of Benefits. Notwithstanding anything contained in any 401(k) Plan to the contrary, it shall be a condition of the payment of benefits under this Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law). Any such attempted or purported assignment, alienation or transfer shall be void.

      10.3 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any employee or as conferring a right on any employee to be continued in the employment of any Employer, or as a limitation of the right of an Employer to discharge any of its employees, with or without cause.

      10.4 Adoption/Withdrawal by Subsidiaries. Any Subsidiary may, with the consent of the Company, adopt the Plan for the benefit of its employees who are Eligible Employees by delivery to the Company of a resolution of its board of directors or duly authorized committee to such effect, which resolution shall specify the date for which this Plan shall be effective with respect to the employees of such Subsidiary who are Eligible Employees. A Subsidiary may terminate its participation in the Plan at any time by giving written notice to the Company and the Plan Administrator. Upon such a withdrawal, the Plan Administrator may, in its discretion, (i) distribute the account balances of each Participant attributable to such Subsidiary at such time and in such manner as the Plan Administrator shall determined, but not later than such payments would have been made had such Subsidiary not withdrawn from the Plan or (ii) transfer


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the benefits of such Participants under this Plan with respect to such
Subsidiary directly to such Subsidiary at which time the remaining Employers shall have no further responsibility in respect of such amounts.

      10.5 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine and singular the plural.

      10.6 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.

      10.7 Invalidity. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be enforced and construed as if such provisions, to the extent invalid or unenforceable, had not been included.

      10.8 Successors and Assigns. The provisions of the Plan shall bind and inure to the benefit of the Company and each Subsidiary and their successors and assigns, as well as each Participant and his or her successors.

      10.9 Law Governing. Except as provided by any federal law, the provisions of the Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

      IN WITNESS WHEREOF, Exelon Corporation has caused this instrument to be executed effective as of January 1st, 2001.

                                        EXELON CORPORATION


                                        By: ____________________________________
                                                   S. Gary Snodgrass
                                                   Senior Vice President and
                                                   Chief Human Resources Officer


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